Exhibit 10.97

Portions of this exhibit marked [*] are omitted and are requested to be treated confidentially.

AMENDMENT NUMBER TWO

TO

SUPPLY AGREEMENT

This Amendment Number Two to Supply Agreement (this “Amendment”), dated August 6, 2012 (the “Amendment Number Two Effective Date”), is made by and between Alfa Wassermann S.p.A., an Italian company (“Alfa”), and Salix Pharmaceuticals, Inc., a California corporation (“Salix”).

Recitals

WHEREAS, Alfa and Salix are parties to that certain Supply Agreement, dated June 24, 1996 and amended on [*] (the “Supply Agreement”);

WHEREAS, Alfa and Salix have on this date entered into an Amended and Restated License Agreement (the “License Agreement”); and

WHEREAS, in connection with the execution of the License Agreement and certain of the matters referenced therein, Alfa and Salix desire to enter into this Amendment for the purpose of modifying certain of their agreements set forth in the Supply Agreement;

NOW THEREFORE, in consideration of the foregoing and the mutual promises of the parties set forth herein and in the License Agreement, Alfa and Salix, intending to be legally bound, agree to the following:

1. Capitalized terms used in this Amendment and not otherwise defined shall have the meanings set forth in the Supply Agreement.

2. Article 1 of the Supply Agreement is hereby amended by adding thereto the following definitions:

“Amendment Number One” means that certain Amendment to Supply Agreement, dated [*], between ALFA and SALIX.

“Amendment Number Two” shall mean that certain Amendment Number Two to Supply Agreement, dated August 6, 2012, between ALFA and SALIX.

“Amendment Number Two Effective Date” shall mean August 6, 2012.

“Current Compound Formulation” shall mean the formulation of the Compound manufactured and supplied by ALFA to SALIX pursuant to this Agreement as of the Amendment Number Two Effective Date, as described in the Specifications.

“Initial Termination Date” shall mean July 12, 2014.

“Third Party” shall mean any individual or entity other than ALFA and SALIX and their respective Affiliates.

*	Confidential treatment requested; certain information omitted and filed separately with the SEC.

3. The following definitions contained in Article 1 of the Supply Agreement are hereby amended as follows:

(a) The definition of “Compound” is hereby amended by adding the following sentence at the end thereof:

“Compound shall not, for purposes of this Agreement, include the EIR Formulation (as such term is defined in the License) nor any rifaximin required for the production of the EIR Formulation or any product containing the same, as it is the parties’ intent that the manufacture of EIR Formulation and products containing the same by ALFA and their supply by ALFA to SALIX shall be governed solely and exclusively by the EIR Supply Agreement (as such term is defined in the License).”

(b) The definition of “License” is hereby amended to read in its entirety as follows:

“‘License’ shall mean that certain Amended and Restated License Agreement, dated the Amendment Number Two Effective Date, between ALFA and SALIX, as the same may be amended from time to time following the Amendment Number Two Effective Date.”

(c) The definition of “Specifications” is hereby amended to read in its entirety as follows:

“Specifications” shall mean the requirements, standards and other items for Compound attached as Exhibit A to Amendment Number Two, as amended from time to time in accordance with the provisions hereof to comply with the Applications.”

4. Article 2.1 of the Supply Agreement is hereby amended by adding at the end thereof the following sentence:

“Notwithstanding the provisions of the preceding sentence, from and after the Initial Termination Date

(a) SALIX shall be entitled to deplete [*] its inventory of Compound on hand as of the Initial Termination Date (including, for the avoidance of doubt, Compound scheduled as of the Initial Termination Date for delivery following the Initial Termination Date), that Salix has acquired from any Third Party pursuant to contractual obligations existing between SALIX and such Third Party as of the Amendment Number Two Effective Date and,

(b) following the depletion of inventory of Compound as contemplated in clause (a), SALIX’s obligation to purchase Compound from ALFA shall be limited to an obligation to purchase from ALFA [*] percent of the quantities of the Current Compound Formulation that are required by SALIX for use in the manufacture of Product for sale in the Territory in exercise of the rights granted to SALIX by ALFA under the License [*].

*	Confidential treatment requested; certain information omitted and filed separately with the SEC.

For the avoidance of doubt and by way of example, in the event that SALIX were to be obligated during any period covered by clause (b) of the preceding sentence to purchase [*] percent of its requirements of Current Compound Formulation from a Third Party, then [*].”

5. Article 3.1 of the Supply Agreement is hereby amended by adding at the end thereof the following sentences:

“Notwithstanding the provisions of the preceding sentence (or, for the avoidance of doubt, the provisions of Amendment Number One), the price to be paid by SALIX to ALFA for Compound ordered for delivery from and after the Initial Termination Date shall be as determined from time to time by agreement between SALIX and ALFA. In the event that at any time ALFA and SALIX are unable to reach agreement with respect to the price to be paid by SALIX to ALFA for Compound ordered for delivery following the Initial Termination Date, then [*].

6. Article 5.2 of the Supply Agreement is hereby amended by adding at the end thereof the following new paragraph:

“In respect of the period that begins on the Initial Termination Date and continues thereafter, (a) the provisions of the first paragraph of this Article 5.2 shall cease to apply and (b) SALIX shall provide to ALFA a 12-month forecast of its expected purchases of Compound hereunder, which forecast will be updated monthly.”

7. Article 6.1.1 of the Supply Agreement is hereby amended by adding at the end thereof, but before the semi-colon, the following provisions:

“and the Certificate of Analysis therefor provided pursuant to Article 5.4”

8. Article 6.1.2 of the Supply Agreement is hereby amended by adding at the end thereof, but before the semi-colon, the following provisions:

“, title to such Compound shall pass to SALIX free and clear of any security interest, lien or other encumbrance, the expiration date of such Compound as defined in the Specifications shall be no earlier than [*] months after such date of delivery assuming storage in conformance with the Specifications, such Compound shall not have been adulterated or misbranded under any Act, and neither ALFA nor any of its Affiliates has been debarred or is subject to disbarment for regulatory or government contracting purposes or listed on any regulatory or government contracting exclusion list of any Government”

9. Article 9.2 of the Supply Agreement is hereby amended by adding at the end thereof the following sentence:

“From and after the Initial Termination Date, the provisions of the preceding provisions of this Article 9.2 shall have no further force or effect.”

*	Confidential treatment requested; certain information omitted and filed separately with the SEC.

10. Article 10.1 of the Supply Agreement is hereby amended to read in its entirety as follows:

“This Agreement shall come into force and effect as at the last date of execution of these presents and, subject to Article 10.2, shall continue thereafter until the date of the first commercial sale of a generic of any Product by a third party in any part of the Territory that may occur prior to the Initial Termination Date, but otherwise for so long as SALIX continues to commercialize a Product. Following the Initial Termination Date, SALIX and ALFA shall meet periodically to discuss in good faith [*].”

11. The Supply Agreement is hereby amended by adding immediately after Article 18 thereof a new Article 19, such new Article to read as follows:

“ARTICLE 19 - AMENDMENT NUMBER ONE From and after the Initial Termination Date, the provisions of Amendment Number One shall have no further force or effect and the Supply Agreement shall continue thereafter as though ALFA and SALIX had never entered into Amendment Number One.”

12. This Amendment shall be governed by and construed in accordance with the laws of Scotland, without giving effect to any conflict of laws principles or rules. The parties agree to exclude the application to this Amendment of the United Nations Convention on Contracts for the International Sale of Goods.

13. This Amendment, along with any exhibits, schedules and agreements referenced herein, states the entire agreement reached between the parties hereto with respect to the transactions contemplated hereby. This Amendment replaces and supersedes any and all previous agreements and understandings between the parties regarding the subject matter hereof, whether written or oral.

14. The Supply Agreement, as amended by this Amendment, shall remain in full force and effect.

15. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Amendment may be executed by the electronic delivery of facsimiles of executed signature pages hereto with the same effect as the delivery of originally executed signature pages.

16. The parties acknowledge and agree that: (a) each party and its counsel reviewed and negotiated the terms and provisions of this Amendment and have contributed to its revision, (b) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Amendment, and (c) the terms and provisions of this Amendment shall be construed fairly as to all parties hereto and not in a favor of or against any party, regardless of which party was generally responsible for the preparation of this Amendment.

[Signatures appear on next page.]

*	Confidential treatment requested; certain information omitted and filed separately with the SEC.

IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be duly executed and delivered to be effective as of the Amendment Number Two Effective Date.

ALFA WASSERMANN S.p.A.		SALIX PHARMACEUTICALS, INC.

By:	/s/ Andrea Golinelli	By:	/s/ Rick Scruggs

Name:	/s/ Andrea Golinelli	Name:	Rick Scruggs

Title:	Chief Strategy Officer	Title:	EVP Business Development

EXHIBIT A

SPECIFICATIONS

[*]

*	Confidential treatment requested; certain information omitted and filed separately with the SEC.